Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements listed below of Leggett & Platt, Incorporated of our report dated February 26, 2015 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

1.	Form S-3ASR, Registration No. 333-180182

2.	Form S-8, Registration No. 333-69073

3.	Form S-8, Registration No. 333-60494

4.	Form S-8, Registration No. 333-82524

5.	Form S-8, Registration No. 333-113966

6.	Form S-8, Registration No. 333-115845

7.	Form S-8, Registration No. 333-124735

8.	Form S-8, Registration No. 333-150758

9.	Form S-8, Registration No. 333-157535

10.	Form S-8, Registration No. 333-157536

11.	Form S-8, Registration No. 333-166960

12.	Form S-8, Registration No. 333-181432

13.	Form S-8, Registration No. 333-194364

/S/ PRICEWATERHOUSECOOPERS LLP
St. Louis, MO
February 26, 2015